EXHIBIT A

BLACKROCK SENIOR FLOATING RATE FUND, INC. & BLACKROCK SENIOR FLOATING
RATE FUND II, INC.
SHARES OF COMMON STOCK

SELECTED DEALER AGREEMENT

BlackRock Investments, Inc.

Ladies and Gentlemen:

     BlackRock Investments, Inc. (“you” or the “Distributor”), has an agreement with BlackRock Senior Floating Rate Fund, Inc. and BlackRock Senior Floating Rate Fund II, Inc., Maryland corporations (each a “Fund”, and collectively the “Funds”), pursuant to which it acts as the distributor for the sale of shares of common stock, par value $0.10 per share (herein referred to as the “Shares”), of the Funds, and as such has the right to distribute Shares of the Funds for resale (the “Distribution Agreement”). The Funds are closed-end investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”) and their Shares being offered to the public are registered under the Securities Act of 1933, as amended (the “1933 Act”). We have received a copy of the Distribution Agreement (the “Distribution Agreement”) between the Distributor and the Funds and reference is made herein to certain provisions of such Distribution Agreement. As used herein, the term “Prospectus” shall mean the currently effective prospectus and, unless the context otherwise requires, related statement(s) of additional information (the “Statement of Additional Information”) incorporated therein by reference, as the same are amended and supplemented from time to time, of the Funds. In consideration of the mutual covenants contained herein, it is hereby agreed that our respective rights and obligations shall be as follows:

     1. Customers of ours who purchase Shares are for all purposes our customers and not customers of the Funds or the Distributor. We shall disclose to our customers that they are transacting business with us only and not with you or the Funds and that they shall look only to us and not to you or the Funds for resolution of problems or discrepancies in their accounts. We shall be responsible for opening, approving and monitoring customer accounts and for the review and supervision of these accounts, all in accordance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities, such as the Securities and Exchange Commission (“SEC”) and the Financial Industry Regulatory Authority, Inc. (the “FINRA”). Other than as contemplated in this agreement or the Prospectus, in no transaction involving Shares shall we have any authority to act as agent for the Funds or for you.

     2. Orders received from us will be accepted by the Funds only at the public offering price (i.e., the net asset value per Share) applicable to each order, as set forth in the current applicable Prospectus of the Fund. The procedure relating to the handling of orders shall be subject to Section 5 hereof and instructions which you or the Funds shall forward from time to time to us. The minimum initial and subsequent purchase orders shall be as set forth in the Prospectus of the applicable Fund. The Funds reserve the right to reject any purchase order. The Funds reserve the right, at its discretion and without notice, to suspend the sale of Shares or withdraw entirely the sale of its Shares.

     3. With respect to each sale of Shares of the BlackRock Senior Floating Rate Fund, Inc. by us to the public, you shall pay us a fee at the rate of 3.0% of the amount purchased. With respect to each sale of Shares of the BlackRock Senior Floating Rate Fund II, Inc. by us to the public, you shall pay us a fee at the rate of 1.0% of the amount purchased. If Shares of the BlackRock Senior Floating Rate Fund, Inc. that are sold by us remain outstanding after one year from the date of their original purchase, you will compensate us at an annual rate, paid monthly, equal to 0.25% of the average daily net asset value of Shares sold by us and remaining outstanding. If Shares of the BlackRock Senior Floating Rate Fund II, Inc. that are sold by us remain outstanding after one year from the date of their original purchase, you will compensate us at an annual rate, paid monthly, equal to 0.75% of the average daily net asset value of Shares sold by us and remaining outstanding. We agree that any payments hereunder are subject to a Payment Reimbursement Agreement between you and BlackRock Advisors, LLC (“BAL”) and that BAL may pay us directly and that you are not obligated to pay us unless and until you receive such fees from BAL. In determining the amount of any amounts payable to us hereunder, you and the Funds reserve the right to exclude any sales which you each reasonably determine are not made in accordance with the terms of a Fund Prospectus and the provisions of this Agreement. Unless at the time of transmitting an order we advise you or the relevant transfer agent to the contrary, the Shares ordered will be deemed to be the total holdings of the specified investor.

     4. We shall not place orders for any of the Shares unless we have already received purchase orders for such Shares at the applicable public offering prices and subject to the terms hereof and of the Distribution Agreement. In ordering Shares of a Fund, we shall rely solely and conclusively on the representations contained in such Fund’s Prospectus. We agree that we shall not offer or sell Shares of a Fund except in compliance with all applicable federal and state securities laws and the rules and regulations of applicable regulatory agencies or authorities and such Fund’s Prospectus. We further agree that we shall not make a market in a Fund’s Shares while such Fund is making either a public offering of or a tender offer to purchase its Shares. In connection with offers to sell and sales of Shares of a Fund, we agree to deliver or cause to be delivered to each person to whom any such offer or sale is made, a copy of the Prospectus and, upon request, the Statement of Additional Information of such Fund; and unless otherwise agreed, we shall promptly confirm in writing all Share transactions of our customers. In connection with a repurchase offer, we agree to deliver or cause to be delivered to each person to whom any such offer is made, a copy of the repurchase offer notice. You agree to supply us with copies of a Prospectus, Statement of Additional Information, annual and interim reports, proxy solicitation materials, repurchase offer notices and any such other information and materials relating to each Fund in reasonable quantities upon request.

     5. As a selected dealer, we are hereby authorized (i) to place orders directly with a Fund for Shares of such Fund subject to the applicable terms and conditions governing the placement of orders by you set forth in Section 3 of the Distribution Agreement, and (ii) to tender Shares directly to a Fund or its agent for redemption subject to the applicable terms and conditions set forth in Section 4 of the Distribution Agreement.

     6. The procedures relating to orders and the handling thereof will be subject to the terms of the Prospectus of the applicable Fund and instructions received by us from you or the transfer agent from time to time. No conditional orders will be accepted. We agree that purchase orders placed by us will be made only for the purpose of covering purchase orders already received from our customers.

     Our handling of orders for transactions of Fund Shares shall also comply with our firm’s internal policies and procedures, which we believe to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis and which we believe provide adequate controls and procedures to ensure ongoing compliance with all applicable federal and state securities laws and the rules, regulations of applicable regulatory agencies or authorities and a Fund’s Prospectus.

     We shall place purchase orders from customers with a Fund immediately and shall not withhold the placement of such orders so as to profit ourselves; provided, however, that the foregoing shall not prevent the purchase of Shares of a Fund by us for our own bona fide investment. We agree that: (a) we shall not effect any transactions (including, without limitation, any purchases, exchanges, redemptions or repurchases) in any Fund Shares registered in the name of, or beneficially owned by, any customer unless such customer has granted us full right, power and authority to effect such transactions on his behalf, and (b) you, the Funds, the transfer agent and your agents, employees and affiliates shall not be liable for, and shall be fully indemnified and held harmless by us from and against, any and all claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) which may be incurred by you or any of the foregoing persons entitled to indemnification from us hereunder arising out of or in connection with the execution of any transactions in Fund Shares registered in the name of, or beneficially owned by, any customer in reliance upon any oral or written instructions believed to be genuine and to have been given by or on behalf of us. The indemnification contained in this Paragraph shall survive the termination of this Agreement.

     7. We shall not make any representations concerning Fund Shares other than those contained in the Prospectus of a Fund, in repurchase offer notices or in any promotional materials or sales literature furnished to us by you or the Funds. We shall not furnish or cause to be furnished to any person or display or publish any information or materials relating to the Fund (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, repurchase offer notices, statements, posters, signs or other similar materials), except such information and materials as may be furnished to us by you or the Funds, and such other information and materials as may be approved in writing by you.

     8. We agree to deliver to each of the purchasers making purchases from us a copy of the then current Prospectus at or prior to the time of offering or sale and agree thereafter to deliver to such purchasers copies of the annual and interim reports and proxy solicitation materials of the applicable Fund. We further agree to endeavor to obtain proxies from such purchasers. Additional copies of a Prospectus, annual or interim reports and proxy solicitation materials of the Funds will be supplied to us in reasonable quantities upon request.

     9. You and the Funds shall have full authority to take such action as you or the Funds may deem advisable in respect of all matters pertaining to the continuous offering of the Shares. In no way shall the provisions of this Agreement limit the authority of you or the Funds to take such lawful action as you or it may deem appropriate or advisable in connection with all matters relating to the operation of the Funds and the sale of the Shares. You shall be under no liability to us or to our customers except for lack of good faith and for obligations expressly assumed by you herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by us of compliance with any provision of the 1933 Act, or of the rules and regulations of the SEC issued thereunder.

     10. Certificates for Shares sold hereunder shall only be issued in accordance with the terms of the applicable Fund Prospectus upon our customers’ specific request and, upon such request, shall be promptly delivered to us by the transfer agent unless other arrangements are made by you and us. However, in making delivery of such share certificates, the transfer agent shall have adequate time to clear any checks drawn for the payment of Fund Shares. We acknowledge that the terms of the applicable Fund's Prospectus may provide that certificates for Shares shall not be issued under any circumstances.

     11. We hereby represent and warrant that: (a) we are a corporation, partnership or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which we are organized; (b) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary action and all other authorizations and approvals (if any) required for our lawful execution and delivery of this Agreement and our performance hereunder have been obtained; (c) upon execution and delivery by us, and assuming due and valid execution and delivery by you, this Agreement will constitute a valid and binding agreement, enforceable against us in accordance with its terms; and (d) we have not been previously indicted or convicted of any criminal charges, including money laundering, and we are not the subject of any criminal action of any nature or of any regulatory action relating to money laundering.

     12. We further represent and warrant that we are a member of the FINRA and the Securities Investor Protection Corporation or its successor (“SIPC”) and, with respect to any sales in the United States, we agree to abide by all of the rules and regulations of the FINRA, including, without limitation, its NASD Conduct Rules, and the SIPC. We agree to comply with all applicable federal and state laws, rules and regulations including, without limitation, all suitability requirements applicable to our customers’ Share transactions and all requirements to provide specific disclosures to our customers, including, but not limited to, any disclosures regarding fees or other compensation paid to us or our affiliates by the Fund or its affiliates. We agree to take full responsibility for the suitability and proper supervision of mutual fund recommendations to our customers and to ensure that, to the extent customers request to purchase a class of Shares in a Fund different from what they already hold in such Fund, such customers are aware of the advantages and disadvantages of selecting one class of Shares over other classes of Shares and are aware of the available methods of mutual fund financing. You agree to inform us, upon our request, as to the states in which you believe the Shares of a Fund have been qualified for sale under, or are exempt from the requirements of, the respective securities laws of such states, but you shall have no obligation or responsibility to make Shares of a Fund available for sale to our customers in any jurisdiction. We agree to notify you immediately in the event of our expulsion or suspension from the FINRA or SIPC. Our expulsion from the FINRA or SIPC will automatically terminate this Agreement immediately without notice. Our suspension from the FINRA or SIPC will terminate this Agreement effective immediately upon your written notice of termination to us. We will, upon request, annually certify to compliance with all applicable federal, state and self-regulatory organization requirements. We agree to promptly advise you if we receive notice of any of the following: (1) any investor complaint, litigation initiated or threatened, or communication by a regulatory authority which relates to the Fund or to a transaction in Shares by us; or (2) any notice of an examination by any regulatory agency or self-regulatory organization that may or has resulted in a material compliance deficiency; and we agree to promptly provide you with such information and documentation thereon as you may request.

     13. The names and addresses and other information concerning our customers are and shall remain our sole property, and neither you nor your affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of your duties and responsibilities hereunder and except for servicing and informational mailings relating to the Fund. Notwithstanding the foregoing, this Paragraph 13 shall not prohibit you or any of your affiliates from utilizing for any purpose the names, addresses or other information concerning any of our customers if such names, addresses or other information are obtained in any manner other than from us pursuant to this Agreement. The provisions of this Paragraph 13 shall survive the termination of this Agreement.

     14. We have policies and procedures in place in order to comply with our obligations under the provisions of the International Money Laundering Abatement Act, the USA PATRIOT Act, the Bank Secrecy Act (“BSA”) and any other anti-money laundering law, rule or regulation applicable to us as a financial institution under the BSA, or otherwise, including without limitation rules requiring us to implement an anti-money laundering program and a customer identification program. Subject to legal restrictions, we will, upon your request, promptly provide to you or the Fund evidence of those policies and procedures and our compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of Shares of the Fund. We agree to provide you with such information as you may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable you to fulfill your obligations under the USA PATRIOT Act, and, upon your request, to file a notice pursuant to Section 314 of the USA PATRIOT Act and the implementing regulations related thereto to permit the voluntary sharing of information between us. Upon filing such a notice we agree to forward a copy to you, and further agree to comply with all requirements under the USA PATRIOT Act and implementing regulations concerning the use, disclosure, and security of any information that is shared. To the best of our knowledge none of our customer(s): (i) is a country, territory, individual entity or organization named on any “watch list” issued by the Office of Foreign Assets Control (“OFAC”); or (ii) is on any similar list issued by the government of any jurisdiction in which we are doing business; or (iii) is otherwise publicly identified on any similar list of sanctioned persons issued publicly or directly to us by a regulator or other government-affiliated bureau, agency or organization in any jurisdiction in which we are doing business. We have established procedures to identify customer(s) on such lists.

     15. Neither this Agreement nor the performance of the services of the respective parties hereunder shall be considered to constitute an exclusive arrangement, or to create a partnership, association or joint venture between you and us. Except in connection with the limited purpose of receiving and transmitting instructions for the purchase, exchange or redemption of Shares as described herein, neither party hereto shall be, act as, or represent itself as, the agent or representative of the other, nor shall either party have the right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of, or on behalf of the other party. This Agreement is not intended to, and shall not, create any rights against either party hereto by any third party solely on account of this Agreement. Neither party hereto shall use the name of the other party in any manner without the other party's prior consent and except as required by any applicable federal or state law, rule or regulation.

     16. Except as otherwise specifically provided herein, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, or by telex, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to you shall be given or sent to you at your offices at your address shown below and all notices to us shall be given or sent to us at our address shown below.

     17. This Agreement shall become effective only when accepted and signed by you, and may be terminated immediately, without prior notice, by either party. This Agreement may be amended by you at any time upon written notice to us and our placing an order to purchase after notice of such amendment has been sent to us shall constitute our agreement to such amendment. Any amendment or waiver to this Agreement or any term thereof desired by us shall be executed in writing and signed by both you and us. This Agreement is not assignable or transferable without the prior written consent of the other party, except that upon 30 days prior written notice to us, you may assign or transfer this Agreement to any successor that becomes principal underwriter of the Funds. This Agreement constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements with regard to the Funds.

Very truly yours,

Firm Name:	____________________________________

By:	____________________________________

Signature:	____________________________________

Address:	____________________________________
____________________________________

Date:	____________________________________

BLACKROCK INVESTMENTS, INC.

Accepted:
By:	____________________________________

Signature:	____________________________________

Address:	____________________________________
____________________________________

Date:	____________________________________